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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-66462) pertaining to the Wesco Auto Parts Corporation 1992 Incentive Stock Option Plan, (Form S-8 No. 33-44544) pertaining to the Wesco Auto Parts Corporation 1991 Christmas Bonus Plan, the Wesco Auto Parts Corporation 1991 Incentive Stock Option Plan and the Wesco Auto Parts Corporation 1990 Incentive Stock Option Plan, (Form S-8, No. 33-71380) pertaining to the Wesco Auto Parts Corporation Director's Stock Option Plans, Wesco Auto Parts Corporation Software Consultant's Stock Option Plan and the Wesco Auto Parts Corporation Consultant's Compensation Plan, (Form S-3 No. 33-89810) pertaining to the registration of 5,231,583 shares of Reddi Brake Supply Corporation's common stock, (Form S-3 No. 33-98838) pertaining to the registration of 1,100,478 shares of Reddi Brake Supply Corporation's common stock of our report dated September 7, 1995, except for Note 6, as to which the date is October 12, 1995 with respect to the consolidated financial statements and schedule of Reddi Brake Supply Corporation included in the Annual Report (Form 10-K) for the year ended June 30, 1996.



                                                 Ernst & Young LLP


Los Angeles, California
October 11, 1996